| We shop. You save. 3rd Quarter Fiscal 2025 Earnings Presentation May 12, 2025 Exhibit 99.2

| We shop. You save. Forward-Looking Statements This presentation contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost- effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions, including inflation; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and other legal proceedings or inquiries; our existing and future indebtedness; our ability to maintain compliance with our debt covenants; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third- party service providers; our ability to protect consumer information and other data; failure to market and sell Medicare plans effectively or in compliance with laws; and and other factors related to our pharmacy business, including manufacturing or supply chain disruptions, access to and demand for prescription drugs, and regulatory changes or other industry developments that may affect our pharmacy operations. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) and subsequent periodic reports filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. Certain information contained in this presentation and statements made orally during this presentation relate to or are based on publications and other data obtained from third-party sources. While we believe these third-party sources to be reliable as of the date of this presentation, we have not independently verified, and make no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from such third-party sources. No Offer or Solicitation; Further Information This presentation is for informational purposes only and is not an offer to sell with respect to any securities. This presentation should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included in the Annual Report and subsequent quarterly reports. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this presentation Adjusted EBITDA, which is a non-GAAP financial measure. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to any similarly titled measure presented by other companies. We define Adjusted EBITDA as net income (loss) before income tax expense (benefit), plus interest expense, depreciation and amortization, changes in fair value of warrant liabilities, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income (loss) before income tax expense (benefit). We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. The most directly comparable GAAP measure is net income margin. We monitor and have presented in this presentation Adjusted EBITDA and Adjusted EBITDA margin because they are key measures used by our management and Board of Directors to understand and evaluate our operating performance, establish budgets, and develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to- period comparisons of our core operating performance. For further discussion regarding these non-GAAP measures, please see today’s press release. See below beginning on slide 13 for reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures. Disclaimer 2

| We shop. You save. • Senior ◦ Approved policies over forecast with 26% fewer agents producing just 10% fewer MA policies ◦ Strong close rates once again drove strong performance and Adjusted EBITDA* margins of 27% • Healthcare Services ◦ SelectRx now at nearly 106K members, representing 41% year-over-year growth ◦ Positive Adjusted EBITDA* for an eighth consecutive quarter ◦ New state-of-the-art Olathe, Kansas, facility shipped first prescriptions on April 7th 3Q Earnings Highlights *See "Non-GAAP Financial Measures" section on slide 2 $ in millions 3Q25 3Q24 Revenue $408.2 $376.4 Adjusted EBITDA* $37.7 $46.6 Financial Results • Consolidated Company Highlights ◦ Delivered 8% revenue growth of $408 million ◦ Combined Senior and Healthcare Services Rev-to-CAC** of 5.8X 3 **The revenue to customer acquisition cost (“CAC”) multiple represents total revenue as a multiple of total marketing acquisition costs for the Senior and Healthcare Services divisions, which represents the direct costs of acquiring leads.

Strong Q3 for Senior

MA Policies

000s



186k
163k
168k
3Q24
Original 3Q25 Guide**
3Q25 Actuals

Adjusted EBITDA* Margins

27%

3Q25

OEP by the Numbers

15%

Increase in year-over-year Close Rates

9%

Increase in year-over-year Agent Productivity

9%

Decrease in year-over-year Marketing Expense per Policy***

4%

Decrease in year-over-year Operating Expense per Policy***

*See "Non-GAAP Financial Measures" section on slide 2

**Implied MA policy production midpoint from original FY25 guide provided September 13th, 2024

***Represents total Senior division marketing and operating expenses per approved Medicare Advantage and Medicare Supplement policy

SelectQuote | We shop. You save.
4

| We shop. You save. Healthcare Services Progress • SelectRx critical mass allows us to optimize future margins and drive shareholder value ◦ Nearly $675 million in trailing 12-month revenue ◦ Nearly 106,000 members as of 3Q25 • Long-term efficiency gains from new SelectRx facility in Olathe, Kansas ◦ Shipped first boxes on April 7th ◦ State-of-the-art equipment expected to deliver increased efficiency ◦ Expecting to ramp into the facility throughout calendar year 2025 ◦ Anticipating long-term profitability accretion with near-term drag in fiscal 4Q25 5

| We shop. You save. Revenue $MM Adjusted EBITDA* $MM $47 $38 3Q24 3Q25 Consolidated Financial Summary $376 $408 3Q24 3Q25 *See "Non-GAAP Financial Measures" section on slide 2 6 9%12%Margin %

| We shop. You save. Revenue $MM Adjusted EBITDA* $MM Senior Financial Summary $204 $169 3Q24 3Q25 $61 $46 3Q24 3Q25 *See "Non-GAAP Financial Measures" section on slide 2 7 27%30%Margin %

| We shop. You save. Total Approved Policies 000s MA LTV SelectQuote Senior KPIs $995 $915 3Q24 3Q25 202 186 186 168 16 18 MA Other 3Q24 3Q25 8

| We shop. You save. SELECTRX Members 75 82 87 97 106 3Q24 4Q24 1Q25 2Q25 3Q25 — 20 40 60 80 100 120 Revenue & Adjusted EBITDA* $MM 9 $2 $1 $5 $2 $6 $124 $145 $156 $183 $190 3Q24 4Q24 1Q25 2Q25 3Q25 Healthcare Services KPIs REVENUE ADJUSTED EBITDA* *See "Non-GAAP Financial Measures" above on slide 2.

| We shop. You save. $41 $46 3Q24 3Q25 $3 $6 3Q24 3Q25 Life Financial Summary 10 *See "Non-GAAP Financial Measures" section on slide 2 Revenue $MM Adjusted EBITDA* $MM 14%8%Margin %

| We shop. You save. FY25 Financial Guidance REVENUE 11 +16% YoY At the Midpoint$1.500B ADJUSTED EBITDA* NET INCOME (LOSS) to $1.575B $115M to $140M $(1)M to $28M +9% YoY At the Midpoint +140% YoY At the Midpoint *See "Non-GAAP Financial Measures" above on slide 2.

| We shop. You save. Supplemental Information 12

| We shop. You save. Adjusted EBITDA to Income before income tax expense (benefit) Reconciliation 3Q FY 2025 (in thousands) Senior Healthcare Services Life Total Adjusted Segment EBITDA $ 45,701 $ 6,445 $ 6,364 $ 58,510 All other Adjusted EBITDA 3,549 Corporate & elimination of intersegment profits (24,336) Adjusted EBITDA 37,723 Share-based compensation expense (4,960) Transaction costs (5,813) Depreciation and amortization (4,925) Loss on disposal of property, equipment, and software, net (3) Change in fair value of warrant liabilities 32,986 Interest expense, net (20,407) Income before income tax expense (benefit) $ 34,601 13 3Q FY 2024 (in thousands) Senior Healthcare Services Life Total Adjusted Segment EBITDA $ 61,494 $ 1,609 $ 3,138 $ 66,241 All other Adjusted EBITDA 3,609 Corporate & elimination of intersegment profits (23,252) Adjusted EBITDA 46,598 Share-based compensation expense (3,515) Transaction costs (3,325) Depreciation and amortization (6,704) Loss on disposal of property, equipment, and software, net (4) Interest expense, net (24,330) Income before income tax expense (benefit) $ 8,720

| We shop. You save. (in thousands) Range Net income (loss) $ (1,000) $ 28,000 Income tax expense (benefit) $ — $ 10,000 Interest expense, net $ 82,000 $ 75,000 Depreciation and amortization $ 22,000 $ 20,000 Share-based compensation expense $ 19,000 $ 16,000 Change in FV of warrant liability $ (25,000) $ (25,000) Transaction costs $ 18,000 $ 16,000 Adjusted EBITDA $ 115,000 $ 140,000 Net Income (Loss) to Adjusted EBITDA Reconciliation FY25 Guidance 14

| We shop. You save. SelectQuote Inc. 6800 West 115th Street Suite 2511 Overland Park, Kansas 66211 Phone: (877) 678-4086 Investor Relations investorrelations@selectquote.com 15